News Release

LANDAUER

LANDAUER, INC. Announces selected

PRELIMINARY Fiscal 2014 FOURTH QUARTER AND FULL YEAR RESULTS & GENERAL BUSINESS UPDATE

Company Declares Quarterly Dividend of $0.55

For Further Information Contact:

Jim Polson

FTI Consulting

Phone: 312-553-6730

Email: jim.polson@fticonsulting.com

GLENWOOD, Ill.— December 15, 2014—Landauer, Inc. (NYSE: LDR), a recognized leader in personal and environmental radiation measurement and monitoring, outsourced medical physics services and medical consumable accessories, today reported selected preliminary unaudited financial results for its fiscal 2014 fourth quarter and full year ended September 30, 2014, as well as other general business updates. The audit of the Company’s fiscal 2014 financial statements is ongoing and the reported results are preliminary.

Preliminary Fourth Quarter and Fiscal 2014 Highlights

o	A dividend of $0.55 per share is declared for shareholders of record December 26, 2014 and will be paid on January 5, 2015
o	Michael Leatherman named CEO and President, removing the Interim designation.
o	The next generation radiation service offering, now called Verifii, continued to progress during the quarter
o	The Company currently expects to report the following financial metrics (unaudited):

(Dollars in Millions)	Three Months Ended September 30, 2014	Twelve Months Ended September 30, 2014
GAAP:
Revenue	$42.3	$155.2
Operating Income / (Loss)	$7.7	$(39.7)
Non-GAAP (See Attached Schedule):
Adjusted Operating Income	$9.7	$26.3
EBITDA	$11.8	$(24.6)
Adjusted EBITDA	$14.4	$43.0
Revenue by Segment:
Radiation Measurement	$31.7	$113.7
Medical Physics	$8.3	$32.2
Medical Products	$2.4	$9.3

o	Company issues preliminary Fiscal 2015 financial guidance
o	The Company’s Annual Report on Form 10-K filing and reporting of final fourth quarter and annual fiscal 2014 financial results will be delayed, in the section “Delay of Form 10-K Filing” below

Management Transition Update

Robert J. Cronin, Chairman of the Board stated, “Mike’s performance as Interim CEO over the past several months made it clear that he is the right individual to lead the Company and that we should remove the “Interim” designation. Given his history with the Company, he has a deep understanding of the business and strong relationships with the leadership team. This allowed him to quickly ramp up into the CEO role and effectively work with the team to ensure we are focused on the right issues and have the right strategy in place. We are confident that Mike will continue to deliver strong and effective leadership as we address the recent issues that have impacted the Company’s financial performance and position the Company for future growth.”

Mark Zorko, the Company’s Interim Chief Financial Officer, was brought in by the Board earlier in the year to lead the new financial team, identify the Company’s financial issues, plan the remediation and develop our financial talent. “Mark has done an excellent job providing the leadership to work through the recent financial control issues. He is expected to continue with the Company in the near term as the Company addresses the accounting issues and then help implement a seamless transition to a new CFO,” commented Mike Leatherman.

Delay of Form 10-K Filing

The Company has identified accounting control issues during its year-end financial close which require certain corrections to prior periods. The Company is working to complete the filing of its Form 10-K and its auditors are working to complete the audit. The Company has filed for an extension to the December 15 original due date of its Form 10-K and will continue to focus on completing the filing as quickly as is practical.

The corrections of prior periods is the result of several factors including, most notably, a change in the income tax provision due to a change in the allocation of income between taxing jurisdictions and the accounting treatment related to dosimetry services. Once a correction for prior reporting periods is required, all known out-of-period adjustments must then be reported in the appropriate reporting period. To provide a sense of the changes the Form 10-K is expected to reflect when filed, the impact of the out-of-period items upon income before tax for prior reporting periods is anticipated to be:

o For Fiscal Year 2014 through nine months, an increase of approximately $1 million
o For Fiscal Years 2012 and 2013 combined, a decrease of approximately $1.4 million
o For Fiscal Year 2011 and Prior, a decrease of approximately $2.2 million

The tax provision for prior periods will be corrected to reflect the change above in income before tax. Additionally, the tax provision will be corrected to reflect a change in the allocation of income between taxing jurisdictions. The anticipated impact upon the tax provision for this matter alone is as follows:

o For Fiscal Year 2014 through nine months, an increase of approximately $0.4 million
o For Fiscal Year 2013, an increase of approximately $0.5 million
o For Fiscal Year 2012, an increase of approximately $0.4 million
o For Fiscal Year 2011 an increase of approximately $0.2 million

In addition to the effect upon the Income Statement reflected above, the Balance Sheet will also be impacted by the corrections. Again, to provide a sense of the changes the Form 10-K is expected to reflect, Total Assets are anticipated to be reduced by approximately 1% or less for each of the corrected Balance Sheet dates.

Mike Leatherman, President and Chief Executive Officer of Landauer stated, “The past year has been challenging for the Company and all of our shareholders as we have sought to manage through our financial control issues while maintaining a focus on the execution of our business strategy. Over the course of the fiscal year, the Company took aggressive steps to discover and remediate the financial control issues. This included changes in our leadership team and a review of the company’s financial information and processes. There was a major effort throughout fiscal year 2014 to identify issues, address them and move forward with remediation.”

Business Update:

Leatherman continued, “While this accounting and review process is occurring, we have maintained focus on the execution of our business plan.  The strategy of the Company is to continue to evolve into the premier Radiation Safety Solutions Company. The investments made in our Verifii wireless platform, our next generation radiation service offering, are yielding encouraging results that are expected to not only allow us to achieve a more cost efficient operational framework for the long-term, but will also allow us to expand our service offering to our customers.”

“Also of note, is the additional regulatory compliance as developed by The Joint Commission related to radiation services, which is scheduled to become effective in July 2015, and will impact our healthcare customers. This situation provides an opportunity to integrate our dosimetry services with Imaging Physics services and Informatics, further leveraging our IT infrastructure investment. We believe the combination to be a compelling value proposition for our customers. Additionally, the performance of our IZI Medical Products business has improved over several months and we are seeking FDA approval for several new products.”

Preliminary Fiscal 2015 Financial Guidance

o	Revenue anticipated in the range of $153 million to $163 million
o	Adjusted EBITDA anticipated in the range of $41 million to $46 million
o	Adjusted Net Income anticipated in the range of $16 million to $19 million

Fiscal Year 2014 Revenues are expected to be $155 million. This is in line with previously issued guidance. The results for Fiscal Year 2014 Adjusted EBITDA are preliminarily estimated to be $43 million. Previously issued guidance for Adjusted EBITDA was $44-46 million.

For a reconciliation of preliminary GAAP to Non-GAAP financial results, see the schedule attached

Conference Call Details

Landauer has scheduled its fourth quarter business update conference call for investors over the Internet on Tuesday, December 16, 2014, at 9:00 a.m. Central Time (10 a.m. Eastern Time).  To participate, callers should dial 888-337-8169 (within the United States and Canada), or 719-325-2362 (international callers) about 10 minutes before the presentation.  To listen to a webcast on the Internet, please go to the Company’s website at http://www.landauer.com at least 15 minutes early to register, download and install any necessary audio software.  Investors may access a replay of the call by dialing 888-203-1112 (within the United States and Canada), or 719-457-0820 (international callers), passcode 9779735, which will be available through Thursday, January 15, 2015.  The replay will also be available on Landauer’s website for 90 days following the call.

About Landauer

Landauer is a leading global provider of technical and analytical services to determine occupational and environmental radiation exposure, the leading domestic provider of outsourced medical physics services, as well as a provider of high quality medical accessories used in radiology, radiation therapy, and image guided surgery procedures.  For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, nuclear facilities and other industries in which radiation poses a potential threat to employees.  Landauer’s services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from customers, and the analysis and reporting of exposure findings.  The Company provides its dosimetry services to approximately 1.8 million individuals globally.  In addition, through its Medical Physics segment, the Company provides therapeutic and imaging physics services to the medical physics community. Through its Medical Products segment, the Company provides medical consumable accessories used in radiology, radiation therapy, and image guided surgery procedures.  For information about Landauer, please visit their website at www.landauer.com.

Safe Harbor Statement

Some of the information shared here (including, in particular, the section titled “Preliminary Fiscal 2015 Financial Guidance”) constitutes forward-looking statements that are based on assumptions and involve certain risks and uncertainties.  These include the following, without limitation: assumptions, risks and uncertainties associated with the Company’s future performance, the Company’s development and introduction of new technologies in general; the ability to protect and utilize the Company’s intellectual property; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; continued customer acceptance of the InLight technology; the adaptability of optically stimulated luminescence (OSL) technology to new platforms and formats; military and other government funding for the purchase of certain of the Company’s equipment and services; the impact on sales and pricing of certain customer group purchasing arrangements; changes in spending or reimbursement for medical products or services; the costs associated with the Company’s research and business development efforts; the usefulness of older technologies and related licenses and intellectual property; the effectiveness of and costs associated with the Company’s IT platform enhancements; the anticipated results of operations of the Company and its subsidiaries or ventures; valuation of the Company’s long-lived assets or business units relative to future cash flows; changes in pricing of products and services; changes in postal and delivery practices; the Company’s business plans; anticipated revenue and cost growth; the ability to integrate the operations of acquired businesses and to realize the expected benefits of acquisitions; the risks associated with conducting business internationally; costs incurred for potential acquisitions or similar transactions; other anticipated financial events; the effects of changing economic and competitive conditions, including instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; foreign exchange rates; government regulations; accreditation requirements; changes in the trading market that affect the costs of obligations under the Company’s benefit plans; and pending accounting pronouncements.  These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from what is anticipated today.  These risks and uncertainties also may result in changes to the Company’s business plans and prospects, and could create the need from time to time to write down the value of assets or otherwise cause the Company to incur unanticipated expenses.  In addition, as noted above, the audit of the Company’s fiscal 2014 financial statements is ongoing. As a result, the results set forth herein, and the forecasts of future results, are preliminary and subject to change. Additional information may be obtained by reviewing the information set forth in Item 1A “Risk Factors” and Item 7A “Quantitative and Qualitative Disclosures about Market Risk” and information contained in the Company's Annual Report on Form 10-K for the year ended September 30, 2013 and other reports filed by the Company, from time to time, with the Securities and Exchange Commission.  The Company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in the Company’s expectations, except as required by law.

Some of the information shared here (including, in particular, the section titled “Fiscal 2015 Financial Guidance”) constitutes forward-looking statements that are based on assumptions and involve certain risks and uncertainties.  These include the following, without limitation: assumptions, risks and uncertainties associated with the Company’s future performance, the Company’s development and introduction of new technologies in general; the ability to protect and utilize the Company’s intellectual property; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; continued customer acceptance of the InLight technology; the adaptability of optically stimulated luminescence (OSL) technology to new platforms and formats; military and other government funding for the purchase of certain of the Company’s equipment and services; the impact on sales and pricing of certain customer group purchasing arrangements; changes in spending or reimbursement for medical products or services; the costs associated with the Company’s research and business development efforts; the usefulness of older technologies and related licenses and intellectual property; the effectiveness of and costs associated with the Company’s IT platform enhancements; the anticipated results of operations of the Company and its subsidiaries or ventures; valuation of the Company’s long-lived assets or business units relative to future cash flows; changes in pricing of products and services; changes in postal and delivery practices; the Company’s business plans; anticipated revenue and cost growth; the ability to integrate the operations of acquired businesses and to realize the expected benefits of acquisitions; the risks associated with conducting business internationally; costs incurred for potential acquisitions or similar transactions; other anticipated financial events; the effects of changing economic and competitive conditions, including instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; foreign exchange rates; government regulations; accreditation requirements; changes in the trading market that affect the costs of obligations under the Company’s benefit plans; and pending accounting pronouncements.  These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from what is anticipated today.  These risks and uncertainties also may result in changes to the Company’s business plans and prospects, and could create the need from time to time to write down the value of assets or otherwise cause the Company to incur unanticipated expenses.  Additional information may be obtained by reviewing the information set forth in Item 1A “Risk Factors” and Item 7A “Quantitative and Qualitative Disclosures about Market Risk” and information contained in the Company's Annual Report on Form 10-K for the year ended September 30, 2013 and other reports filed by the Company, from time to time, with the Securities and Exchange Commission.  The Company does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in the Company’s expectations, except as required by law.

Landauer, Inc.

Reconciliation of Operating Income to Adjusted Operating Income

For the Three Months and the Twelve Months Ended

September 30, 2014

(Dollars in Millions)	Three Months Ended September 30, 2014	Twelve Months Ended September 30, 2014
Adjusted Operating Income
Operating income - GAAP	$7.7	$(39.7)
Acquisition and reorganization costs	2.0	3.8
Goodwill and other intangible impairment charge	-	62.2
Adjusted Operating Income	$9.7	$26.3